UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On October 30, 2015, Cesca Therapeutics Inc. (the “Company”) held its special meeting of stockholders (“Special Meeting”) at 400 Capitol Mall, Suite 1100, Sacramento, California, 95814, at 9:00 a.m. (PST). As discussed under Item 5.07 of this Current Report on Form 8-K, the Corporation’s stockholders approved an amendment of the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 350,000,000 (the “Amendment”). The Amendment became effective October 30, 2015 upon the Corporation’s filing of a Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.5 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a vote of Security Holders.

At the Special Meeting, two (2) proposals were submitted to, and approved by, the Corporation’s stockholders. The final voting results are below.

1.

To approve, pursuant to Nasdaq Marketplace Rule 5635(d), of the issuance in excess of 20% of the Company’s currently outstanding shares of common stock upon the conversion of debentures and exercise of warrants to purchase shares of common stock in connection with a financing.

For	Against	Abstain
24,680,284	906,423	168,237

2.	To approve an amendment to Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 350,000,000.

For	Against	Abstain
24,388,033	1,252,809	114,102

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cesca Therapeutics Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: November 5, 2015	/s/ Michael Bruch
Michael Bruch,
Chief Financial Officer

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